UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2002

Commission File Number 1-9929

Insteel Industries, Inc.
(Exact name of registrant as specified in its charter)

North Carolina	56-0674867

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1373 Boggs Drive, Mount Airy, North Carolina	27030

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 786-2141

SIGNATURES
EX-16.1 Letter re change of certifying accountant

Item 4. Changes in Registrant’s Certifying Accountant

     On June 27, 2002, the Board of Directors of Insteel Industries, Inc. (the “Company”), based on the recommendation of its Audit Committee, decided to dismiss its independent public accountants, Arthur Andersen LLP (“Arthur Andersen”), and approved the selection of Grant Thornton LLP (“Grant Thornton”) to serve as the Company’s independent public accountants for the year ending September 28, 2002.

     During the Company’s two most recent fiscal years ended September 29, 2001 and September 30, 2000, and the subsequent interim period through June 27, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their reports. Also, during these periods, there have been no occurrences of reportable events as described under Item 304(a)(1)(v) of Regulation S-K.

     Arthur Andersen’s reports on the Company’s consolidated financial statements for the fiscal years ended September 29, 2001 and September 30, 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     The Company provided Arthur Andersen with a copy of this disclosure. Attached as Exhibit 16.1 is a copy of Arthur Andersen’s letter, dated June 27, 2002, stating their agreement with these statements.

     During the Company’s two most recent fiscal years ended September 29, 2001 and September 30, 2000, and the subsequent interim period through June 27, 2002, the Company did not consult with Grant Thornton regarding any of the matters or events set forth in Item 304 (a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits:

16.1	Letter from Arthur Andersen LLP regarding change in certifying accountant.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INSTEEL INDUSTRIES, INC. Registrant

Date: June 28, 2002	By:	/s/ H.O. Woltz III H.O. Woltz III President and Chief Executive Officer

Date: June 28, 2002	By:	/s/ Michael C. Gazmarian Michael C. Gazmarian Chief Financial Officer and Treasurer